SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported): March 27, 2006


Technology Funding Venture Partners IV, An Aggressive Growth Fund, L.P.
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          (Exact name of registrant as specified in its charter)


        Delaware                           94-3054600
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(State or other jurisdiction of         (I.R.S. Employer
incorporation or organization)         Identification Number)


1107 Investment Boulevard, Suite 180
El Dorado Hills, California                                95762
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(Address of principal executive offices)                 (Zip Code)


                               (916) 941-1400
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              Registrant's telephone number, including area code



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Item 8.01.           Other Events
                     ------------

     At the regular quarterly meeting of the Management Committee on Friday, March 10, 2006, the Management Committee directed the Managing General Partners to draft a proxy statement for a Special Meeting of Limited
Partners to consider and vote upon the early dissolution of Technology Funding Venture Partners IV, An Aggressive Growth Fund, L.P.

     The Management Committee further directed the Managing General Partners to suspend all ownership transfers of Limited Partnership Units as of March 27, 2006, other than transfers by (i) bequest or inheritance in the case of an individual Beneficiary or (ii) by operation of law, pending the outcome of the Special Meeting, which is expected to be held within 60 to 90 days. As per the Amended and Restated Limited Partnership Agreement, all pending transfers received prior to March 27, 2006, will be processed with a record date of April 1, 2006.

     The Management Committee expects to file the proxy statement for the Special Meeting with the Securities and Exchange Commission within 30 days.

Item 9.01.        Financial Statements And Exhibits

                  (a)      Not applicable.

                  (b)      Not applicable.

                  (c)      Not applicable.



                                    SIGNATURE


                  Pursuant to the requirements of the Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


TECHNOLOGY FUNDING VENTURE PARTNERS IV, AN AGGRESSIVE GROWTH FUND L.P.

By:   TECHNOLOGY FUNDING INC.
      TECHNOLOGY FUNDING LTD.
      Managing General Partners


  Date:  March 27, 2006              By:  /s/ Charles R. Kokesh
                                   ------------------------------
                                     Charles R. Kokesh
                                     President, Chief Executive
                                     Officer, Chief Financial Officer
                                     and Chairman of Technology
                                     Funding Inc., and Managing General
                                     Partner of Technology Funding Ltd.